UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2009
BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240

(State or	(Commission file number)	(IRS employer identification no.)
other jurisdiction incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (508) 650-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 10, 2009, Boston Scientific Corporation (the “Company”) entered into an Underwriting Agreement, dated December 10, 2009, as supplemented by the Terms Agreement, dated December 10, 2009 (as so supplemented, the “Underwriting Agreement”), among the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc., as representatives of the underwriters named in the Underwriting Agreement (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $850,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2015 (the “2015 Notes”), $850,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2020 (the “2020 Notes”) and $300,000,000 aggregate principal amount of the Company’s 7.375% Senior Notes due 2040 (the “2040 Notes” and, together with the 2015 Notes and the 2020 Notes, the “Notes”) under the Company’s existing shelf registration statement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.
The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning July 15, 2010. The Company may redeem the Notes of each series in whole or in part at any time at the applicable redemption prices which includes a make-whole premium, as described under the caption “Description of the Notes — Optional Redemption” in the prospectus relating to the offering of the Notes. The Notes will be senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness. The Notes will rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes will not be entitled to the benefit of any sinking fund.
The Notes were issued pursuant to an indenture dated as of June 1, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., as trustee (the “Indenture”). The Indenture contains covenants that restrict the Company’s ability, with certain exceptions, to (i) merge or consolidate with another entity or transfer all or substantially all of its property and assets, and (ii) incur liens. These covenants are subject to important exceptions and qualifications, as described in the sections titled “Description of Debt Securities —Merger, Consolidation, or Sale of Assets” and “Description of Debt Securities —Limitation on Liens” in the prospectus relating to the offering of the Notes. The Indenture also provides for customary events of default.
Upon the occurrence of a Change of Control Repurchase Event (as defined in the Notes), the Company will be required to make an offer to repurchase all of the Notes then outstanding at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to the date of repurchase.
The foregoing descriptions of the Underwriting Agreement, the Indenture, and the Notes are summaries and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4 respectively, and each of which is incorporated herein by reference.
The opinion of Shearman & Sterling LLP dated December 14, 2009 provided in connection with the offering of the Notes is attached hereto as Exhibit 5.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     (a) The information provided under Item 1.01 of this Form 8-K is incorporated into this Item 2.03(a) by reference.
ITEM 8.01 OTHER EVENTS
On December 14, 2009, the Company completed the offering of the Notes under the Company’s existing shelf registration statement. The net proceeds from the offering of the Notes, after deducting underwriting discounts and commission and estimated offering expenses, were approximately $1.969 billion. The Company plans to use the net proceeds for general corporate purposes, including prepaying its bank term loan due April 2011.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 10, 2009, as supplemented by the Terms Agreement, dated December 10, 2009, among Boston Scientific Corporation, Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

4.1	Indenture dated as of June 1, 2006, between Boston Scientific Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 9, 2006 and incorporated herein by reference).

4.2	Form of 4.500% Senior Notes due 2015.

4.3	Form of 6.000% Senior Notes due 2020.

4.4	Form of 7.375% Senior Notes due 2040.

5.1	Opinion dated December 14, 2009 of Shearman & Sterling LLP.

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: December 14, 2009	By:	/s/ Lawrence J. Knopf Lawrence J. Knopf
Senior Vice President and Deputy General Counsel